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Coopers & Lybrand




                                                                  Exhibit 15


Ford Motor Company
The American Road
Dearborn, Michigan


Re: Ford Motor Company Registration Statements Nos. 2-71847, 2-95018, 2-95020, 33-9722, 33-14951, 33-19036, 33-36043,
     33-36061, 33-39402, 33-50087, 33-50194, 33-50238, 33-54304,
     33-54344, 33-54348, 33-54275, 33-54283, 33-54735,
     33-54737 and 33-55847 on Form S-8, and 2-42133,
     33-32641, 33-40638, 33-43085, 33-45887, and 33-55474 on
     Form S-3


We are aware that our report dated October 26, 1994 accompanying the unaudited interim financial information of Ford Motor Company for the periods ended September 30, 1994 and 1993 and included in the Ford Motor Company Quarterly Report on Form 10-Q for the quarter ended September 30, 1994 will be incorporated by reference in the Registration Statements. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the Registration Statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



COOPERS & LYBRAND L.L.P.

Detroit, Michigan
November 3, 1994

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